Exhibit 99

From the Office of Randolph Acquisitions, Inc.

Board of Directors	Executive Staff Members
Richard J. Randolph III	Richard J. Randolph III, CEO
Jamicah Hunter	Chastity Conn Moore, COO
Christopher Smith	Simon Gray, CFO
Simon Gray	Jamicah Hunter, CCO
Felicia N. Johnson, Esq., CLO
Christopher Smith, CIO
Franklin Holmes, CPO

EMPLOYMENT AGREEMENT

PART 1. INTRODUCTION

1.1. Parties to Agreement. This Agreement is made between Randolph Acquisitions, Inc., a Delaware corporation, with its principal business offices at 4228 First Avenue, Suite 15, Tucker, GA 30084, DeKalb County, Georgia, and which is referred to in this agreement as “Employer” or “the Corporation” (as the context requires) and Simon Gray, with a mailing address at 490 Marietta Street, Unit 107, Atlanta, GA 30313, an employee of the Corporation, and who is referred to in this Agreement as “Employee.”

1.2. Purpose of Agreement. The purpose of this Agreement between Employer and Employee is to define the obligations between them concerning (1) the terms and conditions of Employee’s employment as a “Chief Financial Officer” for Employer, (2) Employee’s solicitation of other employees of Employer, (3) Employee’s solicitation of customers of Employer, (4) Employee’s competition with Employer and (5) Proprietary Information (as such term is defined in this Agreement) belonging to the Corporation. This Agreement is to be interpreted in a manner so as to effectuate this stated purpose.

1.3. Date of Agreement. This Agreement is made on December 22, 2017 and is effective upon its execution by both parties.

1.4. Definitions. As used in this Agreement:

(1) “Affiliate” means any business entity which controls, is controlled by, or is under common control with the Corporation.

(2) “Business of the Corporation” means the business of Asset Management.

(3) “Cause” is shown by reasonable evidence of: (i) conduct by Employee that amounts to fraud, dishonesty, gross negligence or willful misconduct in the performance of his or her duties under this Agreement; (ii) failure by Employee to perform his or her duties under this Agreement in the manner and to the extent required under this Agreement, or (iii) a breach by Employee of any other obligation owed by Employee to Employer including, without limitation, the obligation to refrain from engaging in the activities prohibited by Paragraphs 2.6 and 2.7 of this Agreement; and (iv) the conviction of Employee of a felony.

www.RandolphAcquisitions.com 4228 First Ave., Suite 15, Tucker, GA 30084 (770) 217-1802 (office), (404) 601-8354 (fax) admin@randolphacquisitions.com

(4) “Competing Business” means any business organization of whatever form directly engaged in any business or enterprise which is the same as, or substantially the same as, the Business of the Corporation.

(5) “Disabled by Accident or Illness” means a total and permanent disability suffered by Employee by reason of a mental or physical condition, as determined by a physician selected by Employer, that renders Employee unable to perform substantially all of Employee’s regular and customary duties under this Agreement.

(6) “Marketing Area” means the area consisting the geographical boundaries of the United States.

(7) “Proprietary Information” means information related to the Corporation or its affiliates (a) which derives economic value, actual or potential, from not being generally known to or readily ascertainable by other persons who can obtain economic value from its disclosure or use; and (b) which is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Assuming the foregoing criteria are met, “Proprietary Information” includes, but is not limited to, financial, personal, technical and nontechnical data related to the actual or potential customers and business affiliates, or existing and future projects, or concerning the marketing methodologies utilized by the Corporation in its business, or concerning the usual and routine originations of potential employees, contractors, or business affiliates, of the Corporation and its affiliates. “Proprietary Information” also includes information which has been disclosed to the Corporation or its affiliates by a third party and which the Corporation or its affiliates are obligated to treat as confidential. “Proprietary Information” also includes personal, financial, employment or medical information concerning the employees of the Corporation or its affiliates, as well as copyrights, trademarks, or service marks, owned by, or licensed or assigned to, the Corporation.

PART 2. EMPLOYMENT AS “CHIEF FINANCIAL OFFICER”

2.1. Terms of Employment. Employer agrees to employ Employee on an at-will basis as a “Chief Financial Officer” to perform such duties (as defined in Exhibit A attached to this Agreement and incorporated into this Agreement by this reference as though fully set forth) as are assigned to him or her by Employer from time to time, and Employee agrees to accept such employment with Employer, subject to the terms and conditions of this Agreement.

2.2. Duties.

(1) Employer is engaged in the business of Asset Management. Employee is engaged as a “Chief Financial Officer,” as more particularly described in Exhibit A to this Agreement, and such other duties as may reasonably be assigned to Employee by the Board of Directors of the Corporation, or by the President or other corporate officers of the Corporation from time to time. Work performed for any entity affiliated with the Corporation is to be considered as work performed for Employer within the scope of this Agreement.

(2) Employee’s responsibilities as a “Chief Financial Officer” do not include any authority for Employee to bind Employer to any contract or agreement in the name of Employer. Employee acknowledges that such binding authority for Employer has been and is vested by the Corporation in its Board of Directors and in its President, and not in Employee. Employee may not represent to any other party that Employee has the authority to bind Employer to any contract or agreement, and, when necessary, Employee is to inform any such party that he or she does not possess the authority to bind Employer to any contract or agreement.

www.RandolphAcquisitions.com 4228 First Ave., Suite 15, Tucker, GA 30084 (770) 217-1802 (office), (404) 601-8354 (fax) admin@randolphacquisitions.com

(3) Employee agrees to devote his or her full time, skills and best efforts to the business of Employer, and to work faithfully for Employer in accordance with this Agreement, and the policies and procedures adopted by Employer in connection with the business of the Corporation. Employee agrees to exert his or her best efforts to preserve for the benefit of Employer the goodwill of Employer’s clients and those who may have business relations with it.

(4) Except as agreed in writing between Employee and Employer, Employee shall not seek or accept any other employment, become self-employed in any other capacity, or engage in any activity that is materially detrimental to the business of Employer. However, Employee may engage in personal investment activities, provided such activities are passive in nature and do not unduly interfere with Employee’s performance of his or her duties under this Agreement.

2.3. Compensation.

(1) For his or her services under this Agreement, Employer shall pay to Employee such compensation as set forth in Exhibit A attached to this Agreement. Compensation for services may be modified at any time by Employer upon oral or written notice to Employee.

(2) Employer shall have the right to withhold any sums otherwise payable to Employee under this Agreement and to apply the same to any indebtedness of Employee that is owed to Employer.

(3) Employee shall be entitled to be reimbursed in accordance with the policies of Employer, as adopted and amended from time to time, for all reasonable and necessary business expenses incurred by him or her in connection with the performance of his or her duties of employment under this Agreement; provided Employee shall, as a condition of such reimbursement, (i) receive prior documented approval for such business expenses from the President of the Corporation; and (ii) submit verification, including receipts, invoices or statements of account of the nature and amount of such expenses in accordance with the reimbursement policies from time to time adopted by the Corporation. Reimbursements shall be paid to Employee on a timely basis.

(4) Employee shall receive no compensation in addition to that set forth in Exhibit A to this Agreement for any services rendered by him or her in any capacity to Employer or any affiliated entity. Nothing contained in this Agreement shall, however, preclude Employee from participating in any present or future incentive compensation, bonus, profit sharing, pension, retirement, medical or insurance plan of Employer, or to vacation or holidays, to the extent granted or approved and determined by the Board of Directors of Employer.

(5) In the event that any expenses paid by Employer for Employee or any reimbursement of expenses by Employer to Employee shall, upon audit or other examination of the income tax returns of Employer, be determined not to be allowable deductions from the gross income of Employer and such determination shall be acceded to by Employer, or such determination shall be made final by the appropriate state or federal taxing authority or a final judgment of a court of competent jurisdiction, and no appeal shall have been taken from such decision, or the applicable period for filing a notice of appeal shall have expired, then in such event, Employee shall rebate to Employer the dollar amount of such disallowed expenses. Such repayment may not be waived by Employer.

(6) In the event that Employee dies during the term of his or her employment with Employer, or if Employee is employed by Employer at the beginning of any illness or injury that results in Employee’s death, Employer shall pay to the Estate of Employee the compensation that would otherwise be payable to Employee through the end of the month in which Employee’s death occurred.

www.RandolphAcquisitions.com 4228 First Ave., Suite 15, Tucker, GA 30084 (770) 217-1802 (office), (404) 601-8354 (fax) admin@randolphacquisitions.com

(7) In the event that this Agreement is terminated for any reason, and whether or not the termination is with or without cause, and where Employee has performed at least a portion of the work on behalf of Employer; even though: (i) the customer elects to remain with the Employer; and (ii) the processing is not completed prior to the termination date of Employee’s employment with Employer under this Agreement, it is agreed that Employee will be entitled to payment of fifty percent of any commission or fees related to such work that Employee would otherwise be entitled to be paid pursuant to Exhibit A of this Agreement, as a result of such work.

(8) In the event that this Agreement is terminated for any reason, and whether or not the termination is with or without cause, and where Employee has performed at least a portion of the work on behalf of Employer that is necessary [to complete the specified work], even though: (i) the customer elects to transfer to Employee’s subsequent employer, and (ii) the processing is not completed prior to the termination date of Employee’s employment with Employer under this Agreement, it is agreed that Employer will be entitled to payment of fifty percent of any commission or fees related to such work that Employee would otherwise be entitled to be paid pursuant to Exhibit A of this Agreement, as a result of such work.

2.4. Termination.

(1) Mutual Agreement to Terminate. Employee and Employer shall have the right to terminate the employment relationship created under this Agreement at any time by mutual agreement in writing, except that the restrictions imposed on Employee as set forth in paragraphs 2.5, 2.6, and 2.7 of this Agreement and the remedies available to Employer as set forth in such paragraphs shall remain in effect.

(2) Employee’s Right to Terminate. In the absence of a mutual agreement, Employee may terminate the employment relationship created under this Agreement at any time by giving thirty (30) days’ prior documented notice to Employer, except that the restrictions imposed on Employee as set forth in paragraphs 2.5, 2.6, and 2.7 of this Agreement and the remedies available to Employer as set forth in such paragraphs shall remain in effect.

(3) Employer’s Right to Terminate Without Stated Cause. Employer shall have the right to terminate the employment relationship created under this Agreement at any time without stating a cause upon giving five (5) days’ prior documented notice to Employee, except that the restrictions imposed on Employee as set forth in paragraphs 2.5, 2.6, and 2.7 of this Agreement and the remedies available to Employer as set forth in such paragraphs shall remain in effect.

(4) Termination Due to Incapacity. In the event that during the term of this Agreement, Employee shall become disabled by accident or by illness so as to be unable to perform the duties required of him or her under this Agreement for a period of ninety (90) consecutive days, then Employer may, at the expiration of such ninety (90)-day period, suspend Employee’s services and Employer’s obligation and duties under this Agreement for the continuing period of his or her disability by a documented notice to Employee and, if Employee does not resume the duties required of him or her within one hundred twenty (120) days of the date he or she first became so disabled, this Agreement and all of the rights, duties and obligations under this Agreement shall terminate except that the restrictions imposed on Employee as set forth in paragraphs 2.5, 2.6, and 2.7 of this Agreement and the remedies available to Employer as set forth in such paragraphs shall remain in effect.

(5) Termination upon Liquidation. At any time subsequent to the adoption of a resolution by the Board of Directors of the Corporation to the substantial effect that the Board of Directors deems it advisable that the business of the Corporation be terminated, and its assets liquidated, and upon five (5) days’ prior documented notice to Employee, Employer may terminate this Agreement and all of the rights, obligations and duties of the parties under this Agreement, except that the restrictions imposed on Employee as set forth in paragraphs 2.5, 2.6, and 2.7 of this Agreement and the remedies available to Employer as set forth in such paragraphs shall remain in effect.

www.RandolphAcquisitions.com 4228 First Ave., Suite 15, Tucker, GA 30084 (770) 217-1802 (office), (404) 601-8354 (fax) admin@randolphacquisitions.com

(6) Termination for Cause. Employer may discharge Employee for cause at any time upon five (5) days’ prior documented notice, and upon the occurrence of such discharge for cause, this Agreement and all of the rights, duties and obligations under this Agreement shall terminate except that the restrictions imposed on Employee as set forth in paragraphs 2.5, 2.6, and 2.7 of this Agreement and the remedies available to Employer as set forth in such paragraphs shall remain in effect.

2.5. Restrictive Covenants.

(1) Agreement Not to Solicit Customers. During the term of Employee’s employment by Employer and for a period of one (1) year following the termination of such employment for any reason, Employee shall not (except on behalf of or with the prior documented consent of Employer), either directly or indirectly, on Employee’s own behalf or on behalf of others, (a) solicit, divert, appropriate to or accept on behalf of any Competing Business, or (b) attempt to solicit, divert, appropriate to or accept on behalf of a Competing Business, within Employer’s Marketing Area, any business from any customer or any prospective customer of Employer with whom Employee has had regular contact (whether in person, by telephone, by mail, by any form of electronic communication, or by any other method of direct contact), or (c) any customer or any prospective customer of Employer whose contacts with Employer have been supervised by Employee or about whom Employee has acquired Proprietary Information in the course of his or her employment.

(2) Agreement Not to Solicit Employees. During the term of Employee’s employment by Employer and for a period of one (1) year following the termination of such employment for any reason, Employee shall not, either directly or indirectly, on Employee’s own behalf or on behalf of others within Employer’s Marketing Area, solicit, divert or hire, or attempt to solicit, divert or hire, any person employed by Employer at any facility where Employee performed services for Employer or any person with whom Employee had regular contact in the course of his or her employment by Employer, whether or not the employment of any such person is pursuant to a documented agreement, for a determined period or at will.

(3) Agreement Not to Compete. During the term of Employee’s employment by Employer and for a period of twenty-four (24) months following the termination of such employment for any reason, Employee shall not (except on behalf of or with the prior documented consent of Employer), within the Marketing Area, either directly or indirectly, on his or her own behalf or on behalf of others, whether as a manager, supervisor, administrator, consultant, producer, instructor, salesman or in any other capacity that involves duties and responsibilities similar to those undertaken for Employer, engage in any business with the same sources, or essentially the same sources as utilized by, or that originate business for, Employer. It is the express intent of the parties that the Marketing Area, as used in this Agreement, is the area where Employee performs or performed services on behalf of Employer under this Agreement as of, or within a reasonable time prior to, the termination of Employee’s employment under this Agreement.

2.6. Confidential Information.

(1) All Proprietary Information and all physical embodiments of such information either received or developed by Employee while employed by Employer are confidential to and are and will remain the sole and exclusive property of Employer. Except to the extent necessary to perform the duties assigned to him or her by Employer, Employee will hold such Proprietary Information in trust and strictest confidence, and will not use, reproduce, distribute, disclose or otherwise disseminate the Proprietary Information or any physical embodiments of such information. In no event may Employee either (i) take any action that causes, or (ii) fail to take action necessary in order to prevent, any Proprietary Information disclosed to Employee or developed by Employee to lose its character or cease to qualify as Proprietary Information. This duty exists irrespective of any geographic or time limitation that Employee is subject to pursuant to the provisions of Paragraph 2.5 of this Agreement.

www.RandolphAcquisitions.com 4228 First Ave., Suite 15, Tucker, GA 30084 (770) 217-1802 (office), (404) 601-8354 (fax) admin@randolphacquisitions.com

(2) Upon request by Employer, and in any event upon termination of the employment of Employee with Employer for any reason, Employee will promptly deliver to Employer all property belonging to Employer, including, without limitation, all Confidential Information (and all physical embodiments of such information) then in his or her custody, control or possession.

2.7. Survival of Certain Provisions of Agreement. All of the provisions of Paragraphs 2.5 and 2.6 will survive the termination or expiration of this Agreement for any reason.

2.8. Remedies. Employee agrees that the covenants contained in Paragraphs 2.5 and 2.6 of this Agreement are of the essence of this Agreement; that each of such covenants is reasonable and necessary to protect and preserve the interests and properties of Employer and the Business of Employer; and that irreparable loss and damage will be suffered by Employer should Employee breach any of such covenants. Therefore, Employee agrees and consents that, in addition to all the remedies provided at law or in equity, Employer shall be entitled to a temporary restraining order and temporary and permanent injunctions to prevent a breach or contemplated breach of any of the covenants. The existence of any claim, demand, action or cause of action of Employee against Employer shall not constitute a defense to the enforcement by Employer of any of the covenants or agreements in such paragraphs of this Agreement.

2.9. Tolling. In the event Employee breaches any or all of the covenants contained in either Paragraph 2.5 or Paragraph 2.6 of this Agreement (or both), the time period limiting the effect of the restrictions set forth in either of these Paragraphs shall be tolled during the continuation(s) of any such breach or breaches by Employee. The running of the time period of such restrictions shall commence, or resume, only upon compliance by Employee with the terms of the covenant(s) contained within the applicable Paragraph breached by Employee.

2.10. Ownership of Work Product. All copyrights, trade secrets, trademarks, service marks, or other intellectual property rights associated with any ideas, concepts, techniques, processes or works of authorship developed or created by Employee during the course of performing work on behalf of Employer shall belong exclusively to Employer. Employee automatically assigns to Employer, at the time of the creation of such material, all copyright or other intellectual property rights in such materials.

PART 3. GENERAL PROVISIONS

3.1. Effective Date of Agreement. This Agreement shall begin upon its execution, as shown in Paragraph 1.3, above, unless otherwise mutually agreed upon in writing by the parties.

3.2. Notices. Any notices or other communications under this Agreement is to be in documented form. Any notice or other communication may be delivered personally, or by United States first class mail, or by Postal Service or commercial overnight document delivery service, or may be transmitted by electronic means, using the following contact information:

www.RandolphAcquisitions.com 4228 First Ave., Suite 15, Tucker, GA 30084 (770) 217-1802 (office), (404) 601-8354 (fax) admin@randolphacquisitions.com

To the Employer:
RANDOLPH ACQUISITIONS, INC.
Richard J Randolph III
4228 First Avenue, Suite 15, Tucker, GA 30084
770-217-1802 phone
rrandolph@randolphacquisitions.com

To the Employee:
Mr. Simon Gray

490 Marietta Street

Unit 107

Atlanta, GA 30313
678-643-3558 phone
sy@thegreyprint.com

Any notice given under this Agreement is deemed to have been given on the date dispatched or transmitted, or if given personally, on the date such notice document was personally delivered. The contact information in this paragraph may be changed by the respective parties upon a documented notice delivered pursuant to this paragraph.

3.3. Agreement Inclusive. This Agreement supersedes any and all employment and/or other agreements, whether written or oral, by and between Employee and Employer and any and all such prior Agreements are canceled effective as of the date of this Agreement.

3.4. Assignment; Binding Effect. This Agreement and the rights and obligations of Employer under this Agreement may be assigned by Employer and shall inure to the benefit of, shall be binding upon and shall be enforceable by any such assignee. This Agreement and the rights and obligations of Employee under this Agreement may not be assigned by Employee.

3.5. Arbitration; Right to Recover Attorneys” Fees and Other Expenses.

(1) With the exception of the right to obtain certain remedies as described in Paragraph 2.8 of this Agreement, the jurisdiction for which shall be in any state or federal court with appropriate jurisdiction and venue, any controversy or claims arising out of or relating to this Agreement, or a breach of this Agreement, shall be resolved and settled in arbitration, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Enforcement of an arbitration award made by the Arbitrator(s) may be made and entered in any state or federal court with appropriate jurisdiction and venue.

(2) If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys” fees, court costs and all expenses incurred in the action or proceeding, even if such is not considered to be a court cost taxable to a non-prevailing party (such as those fees, costs and expenses incident to arbitration, appellate, bankruptcy and post-judgment proceedings), in addition to any other relief to which such party or parties may be entitled.

www.RandolphAcquisitions.com 4228 First Ave., Suite 15, Tucker, GA 30084 (770) 217-1802 (office), (404) 601-8354 (fax) admin@randolphacquisitions.com

3.6. Waivers. The waiver by Employer of any breach of this Agreement by Employee shall not be effective unless in writing, and no such waiver shall operate or be construed as a waiver of the same or another breach on a subsequent occasion.

3.7. Entire Agreement. This Agreement contains the entire agreement of the parties, and may be amended, changed, modified, extended or rescinded only by a writing signed by both parties.

3.8. Severability. Employee agrees that the covenants and agreements contained in this Agreement are of the essence of this Agreement; that each of such covenants is reasonable and necessary to protect and preserve the interests and properties of Employer and the Business of the Corporation; that Employer is engaged in such business throughout the Marketing Area; that irreparable loss and damage will be suffered by Employer should Employee breach any of such covenants and agreements; that each of such covenants and agreements is separate, distinct and severable not only from the other of such covenants and agreements but also from the other and remaining provisions of this Agreement; and that the enforceability of any such covenant or agreement shall not affect the validity or enforceability of any other such covenants or agreements or any other provision or provisions of this Agreement.

3.9. Survivability. All covenants, agreements, representations, and warranties made in this Agreement, or that are otherwise made in writing by any party to this Agreement, shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated in this Agreement.

3.10. Governing Law. This Agreement is to be deemed as having been executed in the State of Georgia; and is to be interpreted, construed and governed in accordance with the laws of the State of Georgia.

THIS AGREEMENT, AS A CONDITION OF EMPLOYEE’s EMPLOYMENT WITH THE CORPORATION, IMPOSES UPON EMPLOYEE CERTAIN RESTRICTIONS WITH RESPECT TO (A) CONFIDENTIALITY OF PROPRIETARY INFORMATION BELONGING TO THE CORPORATION, (B) COMPETITION WITH OR AGAINST THE CORPORATION, (C) SOLICITATION OF THE CORPORATION’s CUSTOMERS, AND (D) SOLICITATION OF THE CORPORATION’s EMPLOYEES. PLEASE READ THIS AGREEMENT CAREFULLY BEFORE SIGNING.

www.RandolphAcquisitions.com 4228 First Ave., Suite 15, Tucker, GA 30084 (770) 217-1802 (office), (404) 601-8354 (fax) admin@randolphacquisitions.com

PART 4. EXECUTION

4.1. Signatures. The signatures of the authorized representatives of the respective parties to this Agreement following this paragraph constitute execution of this Agreement between them.

Employer:

Randolph Acquisitions, Inc.

/s/	Richard J. Randolph III
By:	Richard J. Randolph III
Chief Executive Officer

Employee:

/s/	Simon Gray
Simon Gray

www.RandolphAcquisitions.com 4228 First Ave., Suite 15, Tucker, GA 30084 (770) 217-1802 (office), (404) 601-8354 (fax) admin@randolphacquisitions.com

EXHIBIT “A”

Terms:

o	The position can be executed from our corporate office location, with the ability to work remotely being granted based upon a case-by-case basis.

o	Annual Compensation starts at $150,000

o	Bonuses & Commissions will be paid on applicable projects, equivalent to .025% total net profit to dispersed amongst the finance team. To participate, goals set at the beginning of each project need to be met, in terms of quality, scope, time/schedule, and cost/budget.

o	Stock options will be available based on yearly performance.

o	Quarterly and Year End Bonuses will be based on performance.

o	Work space/office, at corporate headquarters to be included.

o	Employee benefits structure TBA in Q1, 2018 (no cash value equivalent).

Other Docs:

Please expect the following document to be emailed separately from our legal department:

•	Employment Agreement

•	Non-Disclosure Agreement

Please expect the following document to be emailed separately from our finance department:

•	Payroll Docs

Job Description:

General Overview

The primary goal of the Chief Financial Officer (CFO) is to protect RAI’s revenues and profits, and to achieve full financial control and sustainable growth, by performing risk management and planning the organization’s financial strategy. The CFO is responsible for financial planning, risk analysis, record-keeping, data analysis, as well as financial reporting to the executive team, stakeholders and compliance entities.

The CFO supervises the finance department, and is the chief financial spokesperson for RAI.

•	The CFO reports directly to the CEO.
•	The CFO assists the COO on operational best practices, such as strategic and tactical matters as they relate to budget management, cost–benefit analysis, forecasting needs, etc.
•	The CFO works with the CIO to determine investment strategies by considering cash and liquidity risks.
•	The CFO works with the CPO to set up and oversee the company’s finance IT system, as it relates to all programs.
•	The CFO works with the CCO to craft messaging for stakeholders, as it relates to RAI’s financials.

There are three major components to the CFO position:

•	Controllership duties: CFO is responsible for presenting and reporting accurate and timely historical financial information for Randolph Acquisitions, Inc.

•	Treasury duties: The CFO is responsible for the company's present financial condition. The CFO oversees the capital structure of the company, determining the best mix of debt, equity and internal financing. The CFO must be able to address the issues surrounding capital structure .

•	Economic strategy and forecasting: The CFO identifies and reports what areas in the company are most efficient and how RAI can capitalize on this information. This aspect includes economic forecasting and modeling - predicting (given multiple scenarios) the best way to ensure RAI’s success in the future.

Specific Duties & Responsibilities

Planning

•	Drive the company’s financial planning
•	Assist in formulating the company's future direction and supporting tactical initiatives
•	Monitor and direct the implementation of strategic business plans
•	Develop financial and tax strategies
•	Manage the capital request and budgeting processes
•	Develop performance measures that support the company's strategic direction

Operations

•	Participate in key decisions as a member of the executive management team
•	Maintain in-depth relations with all members of the management team
•	Manage the accounting, human resources, investor relations, legal, tax, and treasury departments
•	Oversee the financial operations of subsidiary companies and foreign operations
•	Manage any third parties to which accounting or finance functions have been outsourced
•	Oversee the company's transaction processing systems
•	Implement operational best practices
•	Perform risk management by analyzing the organization’s liabilities and investments
•	Oversee employee benefit plans, with particular emphasis on maximizing a cost-effective benefits package
•	Manage vendor relationships
•	Supervise acquisition due diligence and negotiate acquisitions

Financial Information

•	Oversee the issuance of financial information
•	Personally review and approve all Form 8-K, 10-K, and 10-Q filings with the Securities and Exchange Commission
•	Report financial results to the board of directors

Risk Management

•	Understand and mitigate key elements of the company's risk profile
•	Monitor all open legal issues involving the company, and legal issues affecting the industry
•	Construct and monitor reliable control systems
•	Maintain appropriate insurance coverage
•	Ensure that the company complies with all legal and regulatory requirements
•	Ensure that record keeping meets the requirements of auditors and government agencies
•	Report risk issues to the audit committee of the board of directors
•	Maintain relations with external auditors and investigate their findings and recommendations

Funding

•	Monitor cash balances and cash forecasts
•	Arrange for debt and equity financing
•	Invest funds
•	Invest pension funds

Dealings with Third Parties

•	Participate in conference calls with the investment community
•	Maintain banking relationships
•	Represent the company with investment bankers and investors

Desired Qualifications

The Chief Financial Officer should have a master's degree in accounting or business administration, or equivalent business experience and 10+ years of progressively responsible experience for a major company or division of a large corporation.  Should have experience in partnering with an executive team, and have a high level of written and oral communication skills. Preference will be given to candidates with an MBA in Finance and the Certified Public Accountant or Certified Management Accountant designations.

Working Conditions

The Chief Financial Officer will work in an office environment. Some travel may be necessary.